Exhibit 10.19

                             MEMORANDUM OF AGREEMENT

THIS  AGREEMENT  ("Agreement")  made  this 27th day of August, 2003, between the
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SEQUIAM  BIOMETRICS,  INC., a Florida corporation, doing business at 300 Sunport
Lane, Orlando, FL 32809, hereinafter called the "Sequiam", and T&N Enterprises, A Virginia Company, doing business at 219 Apple Blossom Ct. Vienna, VA 22181, hereinafter called "T&N",

     WHEREAS, Sequiam has developed a patent pending proprietary access controlled security device using biometric technology called the BioVault(TM); and

     WHEREAS, Sequiam desires to market the BioVault(TM) through various distribution channels including directly to owners of handguns; and

     WHEREAS, T&N has experience and relationships with the National Rifle Association of America(NRA); and

     WHEREAS, T&N desires to represent Sequiam in developing and managing a sales and marketing campaign for the BioVault(TM) through the National Rifle Association of America:

     NOW THEREFORE, in consideration of their mutual promises set forth herein, the sum of Ten and No/100 Dollars ($10.00), and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. APPOINTMENT AS EXCLUSIVE SALES REPRESENTATIVE. T&N is appointed as the exclusive sales representative for all activities developed between Sequiam and the National Rifle Association of America.

2. DUTIES OF SALES REPRESENTATIVE. As the exclusive sales representative between Sequiam and the National Rifle Association of America, T&N shall have the following duties and responsibilities:

     a. Represent Sequiam in all matters dealing with the National Rifle Association of America.

     b. Develop sales and marketing programs including advertising, direct sales programs, public relations, event representation and other activities as may be mutually agreed upon among Sequiam, T&N and the National Rifle Association of America necessary to accomplish the sales goals, as established by Sequiam through the National Rifle Association of America, Sequiam desires to use a number of different sales and marketing activities in working with the NRA. T&N will work with the NRA on behalf of Sequiam to achieve as many of these activities as possible within the constraints of both time schedules for ad placement and the available funding that can be devoted to these activities as described in paragraph 3F of this agreement. These activities include but are not limited to the following:

               i.   Getting  the  BioVault(TM)  listed  on  the  NRA  Web  Store

               ii. Creating and directing a series of promotional marketing pieces on the BioVault(TM) to the top 200,000+ known buyers on the NRA's e-mail list.


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               iii. Placement  of  full-page,  4 colors ads in each of the three
                    (3) NRA publications beginning no later than November, 2003 with a minimum of six (6) insertions a year in each of these publications.

               iv.  Development  of  a direct marketing program to NRA's current
                    3.5  million  mailing  list.

               v. Development of a direct marketing program to NRA's 20 million mailing list.

               vi. Assistance in the development of an infomercial direct sales program directed to targeted markets with NRA endorsement.

     c. Comply with all sales and marketing related policies and procedures of Sequiam and the National Rifle Association of America that are specifically given to T&N, which may from time to time change.

3. PRICING SCHEDULE & TERMS. The following pricing schedule and terms will be applicable on all sales conducted and generated by T&N through the National Rifle Association of America:

     a. All orders will be generated on an individual basis from members of the National Rifle Association of America.

     b. Sequiam will handle all order processing, collection of payment at terms and conditions as defined by Sequiam and fulfillment and shipment of orders.

     c. Procedures and reporting will be developed between Sequiam, T&N and the National Rifle Association of America acceptable to all parties.

     d. All sales of the BioVault(TM) product through T&N and the National Rifle Association of America will be at the MSRP or at a price no less than $599.00 per unit plus shipping and handling.

     e. At no time will T&N through the National Rifle Association of America sell the product for a lesser amount without first obtaining written approval from Sequiam.

     f. T&N will be paid a sales commission of $150.00 per unit of the BioVaults(TM) sold through the National Rifle Association of America for the first 1000 units. T&N will be paid a sales commission of $175.00 per unit on all sales thereafter. T&N will use part of the proceeds it receives to go towards marketing activities as described in paragraph 2b. As money accrues to T&N from units sold, T&N will devote a maximum amount of this money towards the marketing costs under the schedule below for number of units sold. T&N will work closely with the Director of Marketing for Sequiam and with the NRA to decide how to best maximize the use of this money in the marketing campaign.

               i.   $20 per BioVault(TM) for the first 1000 units sold.

               ii.  $25 per BioVault(TM) for all sales in excess of 1,001 units.

     g. Payment of commission will be on a monthly basis on all completed sales shipped and processed. Returns and credits will be deducted from any sales and are not subject to commission payment. In the event commission has already been paid on


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          return  sales,  said commission will be deducted from the next month's payment  to  T&N.

     h. Any and all other sales cost or commissions that may be necessary to successfully complete these transactions or any royalties or endorsement fees are the sole responsibility of T&N of which Sequiam has no interest as long as they comply with the terms of this agreement.

4. MARKETING SUPPORT. Sequiam will provide T&N with the following readily accessible marketing support to enable him to successfully complete the duties as defined in this agreement. Readily accessible market support Is defined as that currently in existence. If Sequiam has to create special marketing material or provide services to T&N that is not readily accessible, such material and services will be provided at Sequiam's cost.

     a. Support of the Sequiam marketing staff, including the Vice President and Director of Marketing, to develop sales and marketing programs including advertising, direct sales programs, public relations, event representation and other activities as may be mutually agreed upon between Sequiam and the National Rifle Association of America.

     b. Creative development of literature, ads, direct mail pieces, photography and other components necessary to develop sales and marketing programs mutually agreed upon between Sequiam and the National Rifle Association of America.

     c. Production ready material for the printing, placement, and use by T&N to accomplish the marketing activities mutually agreed upon between Sequiam and the National Rifle Association of America.

     d. The cost of any printing, advertising placement, mailing and distribution of marketing literature and materials unless otherwise agreed to in writing by Sequiam will be at the sole expense of T&N.

     e. T&N may procure one (1) BioVault(TM) unit for demonstration purposes at no charge during the life of this agreement or any extension thereof. Should T&N desire to procure additional units for demonstration purposes they may be acquired at the lowest distributor pricing currently available at the time of the request.

5. MARKETING MATERIAL. It is specifically agreed that NO marketing material may be created, distributed or used and no specific product representation shall be made without the prior approval and written consent of Sequiam.

6. TERM OF THE AGREEMENT. This agreement shall become effective upon signing and continue for a three (3) year term unless otherwise cancelled by either party.

7. RENEWAL OF AGREEMENT. Unless otherwise notified by either party upon the giving of thirty (30) days of notice, this agreement will automatically renew for subsequent one (1) year terms.

8. CANCELLATION OF AGREEMENT / TERMINATION. This Agreement may be terminated for any reason by either party with a ten (10) days written notice (email OK). Once terminated, T&N will stop all marketing activities and all representational activities with the NRA on behalf of Sequiam, T&N will continue to receive and Sequiam agrees to continue to pay T&N commissions as set forth in paragraph 3F for all residual sales as long as the BioVault(TM)


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units  continue  to bring in revenue to Sequiam from any NRA sales and marketing activities for a period of eighteen (18) months from the date of termination notice except in the event of death or disability(such that he can't work) of T&N principal Don Rakestraw, whereupon this agreement will immediately terminate with no residual payments. Additionally, should the National Rifle Association of America not want to continue its relationship with T&N, this agreement is immediately terminated with no requirement for future residual payments. Sequiam is specifically prohibited from establishing any other "deal" or making any "outside" offer to the NRA which would exclude T&N or which would in any way motivate the NRA to want to discontinue their relationship with T&N and work directly with Sequiam.

9. ESTABLISHMENT OF SALES GOALS. It is expressly agreed that each party is entering into this agreement with the goal of selling 100,000 or more of the BioVault(TM) units.

10. SEQUIAM'S ABILITY TO DEVELOP OTHER SIMILAR AGREEMENT AND ENGAGE IN OTHER MARKETING ACTIVITIES. Nothing in this agreement prohibits or limits Sequiam from developing other similar agreements with arty other individual or group as long as that agreement does not include representation or activities with the National Rifle Association of America. Nothing in this agreement prohibits or limits Sequiam from developing or implementing other marketing programs that may Incidentally appeal to or be directed to people of similar interest as members of the National Rifle Association of America and may be impacted or exposed to such marketing activity.

11. COMPETING PRODUCTS. T&N agrees that it will not represent any products that compete with the Sequiam products during the term of this Agreement or any extensions thereof.

12. NEW PRODUCTS. If Sequiam now or hereafter manufactures or distributes, or proposes to manufacture or distribute, any other similar products, T&N shall have the first right of refusal to represent these products to the National Rifle Association of America under terms and conditions to be developed at that time but similar in proportion to this agreement.

13. WARRANTY OF PRODUCT. Sequiam warrants to T&N that the BioVault(TM) pursuant to this Agreement:

     a. Will be free from defects in material and workmanship for a period of six months from date of shipment except for claims caused by misuse, static discharge, alteration or accident.

     b. Will be free from liens and encumbrances. Sequiam's liability under this warranty is limited to, and Sequiam's sole and exclusive remedy for breach of this warranty is, the repair or replacement, at Sequiam's option, of the defective BioVault(TM) or part. All warranty repairs and replacements will be conducted solely by Sequiam at places so designated by Sequiam. The cost of shipment of replacement parts or Products each way shall be borne by owner.

14.  WARRANTY  LIMITATION;  LIMITATION  OF LIABILITY. IT IS EXPRESSLY UNDERSTOOD
AND AGREED THAT SEQUIAM SHALL IN NO WAY BE DEEMED OR HELD TO BE OBLIGATED, LIABLE OR ACCOUNTABLE TO T&N OR ANY OTHER PERSONS UPON OR UNDER ANY GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, STATUTORY, BY OPERATION OF LAW, OR OTHERWISE, BEYOND ANY EXPRESS AGREEMENTS HEREIN SET OUT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. IN NO EVENT, WHETHER ARISING FROM CONTRACT, WARRANTY, OR TORT
LIABILITY   (INCLUDING,   WITHOUT   LIMITATION,   NEGLIGENCE   AND   STRICT


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LIABILITY)  OR  OTHERWISE  SHALL SEQUIAM BE LIABLE TO ANY PARTY FOR ANY SPECIAL,
CONSEQUENTIAL,  INCIDENTAL,  INDIRECT,  EXEMPLARY  OR  PENAL  DAMAGES.

15. LIABILITY AND INDEMNITY. In no event will Sequiams's liability for any failure of performance or other breach of this Agreement or of any warranty hereunder exceed the price paid for products purchased from Sequiam. T&N hereby waives arid releases any claims against Sequiam in excess of such amount. T&N agrees to indemnify and save harmless Sequiam from and against:

     a. All liability to others and all claims, causes of action and suits of others, including, without limitation, employees, subcontractors or agents of T&N, for personal injury (including death) or property damage, arising from the acts or omissions of employees, contractors or agents of T&N;

     b. Any and all losses, damages, costs or expenses incurred by T&N as a result of T&N's failure to fulfill or comply with the terms and conditions contained herein;

     c.   Reasonable  attorneys' fees  and  costs  related  to  the  above.

16. CONFIDENTIAL INFORMATION. Technical data, strategic plans and engineering in technical instructions pertaining to the BioVault(TM) are recognized by T&N to be secret and confidential and to be the property of Sequiam. These items shall at all times and for all purposes be held by T&N in a confidential capacity and shall not, without the prior written consent of Sequiam, be disclosed to any person, firm or corporation.

17. RELATIONSHIP OF PARTIES. T&N is an independent contractor and is not the legal representative or agent of Sequiam for any purpose and shall have no right or authority (except as expressly provided In this Agreement) to incur, assume or create in writing or otherwise, any control over any of Sequiam's employees, all of whom are entirely under the control of Sequiam, who shall be responsible for their acts and omissions. Nothing contained in this Agreement shall be deemed to create any partnership or joint venture relationship between the parties.

18. PATENT AND COPYRIGHT. Sequiam warrants and represents that the Products, any other materials supplied by Sequiam pursuant hereto and the Trademarks and designs used in connection therewith shall not infringe any patent, copyright, trademark or other similar proprietary right of the parties in the United States.

19. FORCE MAJEURE. Neither party shall be liable for any delay or failure to perform hereunder due to floods, riots, strikes, freight embargoes, acts of God, acts of war or hostilities of any nature, laws or regulations of any government (whether foreign or domestic, federal, state, county or municipal) or any other similar cause beyond the reasonable control of the party affected.

20. WAIVERS AND AMENDMENTS. The delay or failure by either party to exercise or enforce any of its rights under this Agreement shall not constitute or be deemed a waiver of that party's right thereafter to enforce those rights, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. This agreement or any individual section of the agreement may be waived or modified upon written agreement between the parties. No amendment or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against which it is sought to be enforced.


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21.  SEVERABILITY.  If  any  provision of this Agreement is held to be void, the remaining provisions shall remain valid and shall be construed in such a manner as to achieve their original purposes in full compliance with the applicable laws and regulations.

22. SOLE AGREEMENT. This Agreement is intended to be the sole and complete statement of the obligations and rights of the parties as to all matters covered by this Agreement, and supersedes all previous understandings, agreements, negotiations and proposals relating thereto.

23. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This
Agreement shall not be assigned by either party without the prior written consent of the other party.

24. WRITTEN COMMUNICATIONS. Ail notices, orders and other communications provided for hereunder shall be in writing and shall be delivered by mail, electronic mail (e-mail), fax, telex, telegram or cable, as to each party hereto, at its address set forth in this Agreement or at such other address as shall be designated by such party in a written notice to the other party. All such communications shall be effective upon receipt,

25. DISPUTE. Any dispute arising out of or relating to this Agreement that has not been settled within thirty (30) days by good faith negotiation between the parties to this Agreement shall be submitted to an Arbitrator for final and binding arbitration pursuant to American Arbitration Association Arbitration Rules. Any such arbitration shall be conducted in Orlando, Florida. Such proceedings  shall  be  guided  by  the  following  agreed  upon  procedures:

     a. Mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

     b.   No  other  discovery;

     c. Hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum;

     d. Decision to be rendered not more than ten (10) days following such hearings. Reasonable costs of all parties from and after the date of filing for Arbitration shall be borne by the unsuccessful party or, if more than one party is finally determined to be responsible, then all such costs shall be borne proportionately among such parties.

26. GOVERNING LAW AND VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of The United States of America, and the State of Florida. Both Parties agree that the proper venue for any dispute or lawsuit shall be Orange County, Florida.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above. Therefore, let the parties hereunder set their hands and seals on the dates and year below their signatures.

                                     "T&N"

Witnessed  By:                       T&N  Enterprises

/s/  Anna Marie McCloud              By:  /s/  Don W. Rakestraw
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                                     Don W. Rakestraw, President, T&N
Print Name: Anna Marie McCloud
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Print Name:
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                                     "Sequiam"

Witnessed  By:

/s/  Lisa Wilde                      By:  /s/  Mark Mroczkowski
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Print Name:  Lisa Wilde              Mark Mroczkowski, Sr. Vice President
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Print Name:
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